UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2005

APPLIED FILMS CORPORATION
(Exact name of Registrant as specified in its charter)

Colorado (State or Other Jurisdiction of Incorporation)	000-23103 (Commission File No.)	84-1311581 (IRS Employer Identification No.)

9586 I-25 Frontage Road, Suite 200, Longmont, Colorado (Address of Principal Executive Offices)	80504 (Zip Code)

303-774-3200
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]      Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425)
[ ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
[ ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).
[ ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

The original Form 8-K, filed January 3, 2006, is being replaced by this Form 8-K/A, which reflects corrections to Exhibit 99.1

Item 2.01.    Completion of Acquisition or Disposition of Assets

On December 27, 2005, Applied Films Corporation completed the sale of its fifty percent (50%) interest in its China joint venture, Suzhou NSG AFC Thin Films Electronics Co., Ltd. (“STEC”), to its joint venture partner, Nippon Sheet Glass Co., Ltd., a Japanese corporation. STEC manufactures thin film coated glass. The terms of the sale were arrived as a result of arm’s length negotiations. The consideration for the equity transfer consisted of $14,600,000 in cash.

Item 9.01.    Financial Statements and Exhibits.

(b)	Pro Forma Financial Information

Unaudited Pro Forma Consolidated Financial Statements of Applied Films Corporation are filed as Exhibit 99.1 hereto and include the following:

-	Pro-forma Consolidated Balance Sheet as of October 1, 2005 (unaudited)

-	Pro-forma Consolidated Statement of Operations for the Three Month Period Ended October 1, 2005 (unaudited)

-	Pro-forma consolidated Statement of Operations for the Year Ended July 2, 2005 (unaudited)

-	Pro-forma Footnotes

(c)	Exhibits

2.1	Equity Transfer Agreement dated November 28, 2005 among Nippon Sheet Glass Co., Ltd., Applied Films Corporation and Suzhou NSG AFC Thin Films Electronics Co., Ltd.

99.1	Unaudited Pro Forma Consolidated Financial Statements of Applied Films Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 9, 2006	APPLIED FILMS CORPORATION By /s/ Lawrence D. Firestone Lawrence D. Firestone Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

2.1	Equity Transfer Agreement dated November 28, 2005 among Nippon Sheet Glass Co., Ltd., Applied Films Corporation and Suzhou NSG AFC Thin Films Electronics Co., Ltd.

99.1	Unaudited Pro Forma Consolidated Financial Statements of Applied Films Corporation